U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2004

Commission file number 1-12793

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	84-1370538

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Garfield Street, Denver, Colorado 80206

(Address of principal executive offices, Zip Code)

(303) 399-2400

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE

     On April 13, 2004, StarTek, Inc. filed amendment No. 2 to its Registration Statement on Form S-3/A to register the sale of shares of its common stock by certain of its stockholders.

StarTek, Inc. hereby updates disclosure relating to its Business as follows:

BUSINESS

Overview

      We are a leading provider of business process outsourced services, which consist of business process management and supply chain management services. Our business process management services include large service order setup for telecommunications companies, wireless telephone number porting, receivables management, wireless telephone activations, and high-end technical support and customer care services. Substantially all of our consumer interactions related to business process management services are initiated by our clients’ customers rather than by us. Our supply chain management services include packaging, fulfillment, marketing support and logistics services.

      Our revenue has grown from $141.0 million in 1998 to $207.9 million in 2002. During the same period, our operating profit has grown from $11.2 million to $28.3 million, representing an increase in our operating margin from 7.9% to 13.6% of revenue. All our growth was achieved organically by developing existing customers and adding new customers rather than through mergers or acquisitions.

      We believe that using our outsourced services allows our clients to achieve the following strategic benefits:

•	focus on their primary business;

•	decrease the necessity to manage and continuously upgrade technology;

•	reduce overhead and working capital needs;

•	replace fixed costs with variable costs;

•	enhance time to market and end-user satisfaction;

•	establish external accountability; and

•	access highly specialized technical skills.

      We have continuously expanded our service offerings in response to the growing needs of our clients and to capitalize on market opportunities. We have a strategic partnership philosophy through which we assess each of our clients’ needs, and together with our clients, develop and implement customized outsourced services. We believe that our corporate culture, long-term relationships with our clients and suppliers, dedicated client service teams, efficient operations, commitment to quality and use of technology, and management techniques provide us with a competitive advantage in attracting clients to outsource their non-core operations.

      We have developed expertise in serving clients in technically-oriented industries, which are characterized by rapid growth, complex and evolving product offerings and large customer bases. These customers require frequent, often sophisticated customer interaction. Additionally, the constant technological advances, risk of obsolescence and high-value nature of our supply chain management clients’ products require them to implement rapid procurement, assembly and other logistical processes.

      Our existing clients are primarily in the telecommunications and computer software industries. We also service clients in the computer hardware, consumer products, cable, entertainment, Internet and e-commerce industries. We believe there are substantial opportunities to cross-sell our wide spectrum of business process outsourced services to existing and future clients. We intend to capitalize on what we expect will be a growing trend toward outsourcing by focusing on potential clients in additional industries, such as financial services and health care, that could benefit from our expertise in developing and delivering integrated, cost-effective, outsourced services.

      As of December 31, 2003, we provided services from 16 operational facilities, including five in Colorado, five in Canada, one in Europe and one in each of Illinois, Oklahoma, Tennessee, Texas and Wyoming. We opened four of our facilities in 2003, including Sarnia, Ontario, Canada, which commenced operations in November 2003, and Alexandria, Louisiana, which commenced operations in February 2004.

Our Industry

      We believe businesses throughout the world are increasingly focusing on their core competencies and engaging outsourced service companies to perform specialized, non-core functions and services. Outsourcing of non-core activities offers a strategic advantage to companies in a wide range of industries by offering them an opportunity to reduce operating costs and working capital needs, improve their reaction to business cycles, manage staffing and capital resources and improve customer and technical information gathering and utilization. To realize these advantages, companies are outsourcing the process of planning, implementing and controlling the efficient flow of goods, services, technical support and customer care and related information from point of origin to point of consumption.

      There are various ways and degrees to which customers can use outsourced services. In general, businesses could choose to outsource a discrete, standalone activity (such as order processing) or outsource a comprehensive set of business activities that make up a defined function or department, such as customer support and supply chain management. In discrete outsourcing assignments, we believe that the client generally retains control over strategic decisions, and that the vendor has very little strategic involvement other than ensuring the accurate, efficient administration of the delegated activity. In situations involving the outsourcing of a comprehensive set of business activities, we believe that businesses have frequently transferred managerial and strategic responsibilities of the function to the vendor.

      An increasing number of businesses are seeking the services of third party outsourcers to address a wide range of their customer care needs, including technical support services and fulfillment/ logistics. As a result, we believe that outsourced customer care services will grow significantly in the coming years. Industry sources estimate that the worldwide customer care services market will grow from approximately $38.1 billion in 2002 to $68.2 billion in 2007, or a compounded annual growth rate of 12.3%. The largest geographic component of this market is the United States, which is expected to grow from $20.3 billion in 2002 to $35.1 billion in 2007, or a compounded annual growth rate of 11.6%. We believe that the main drivers behind this growth stem from the heightened desire by businesses to increase corporate cost controls, operating efficiencies, service capabilities and competitive advantage. In general, we believe that industries having higher levels of customer contact and service volume, such as telecommunications, financial services and retail, tend to seek outsourced services as a more efficient method for managing their technical support and customer care functions.

      Within the worldwide customer care services market, industry sources estimate that two of the largest service categories are customer interaction and fulfillment/ logistics, the sizes of which are estimated to be over $30 billion and over $4 billion, respectively in 2002. We believe that technical support/help desk services are among the fastest growing components of the customer interaction category, driven by the desire of businesses in the telecommunications, information technology and consumer devices industry to outsource their customer support needs at a cost lower than they could achieve internally. We also believe that fulfillment/ logistics services will grow at a rate faster than the overall worldwide customer care services industry, owing to the need by businesses to achieve faster time to market, rapid inventory turns, greater focus on core competencies and lower costs.

      As the business environment continues to evolve, we believe it has become more difficult and expensive for companies to maintain the necessary personnel and product capabilities in-house to provide business process services on a cost-effective basis. We believe that outsourced service providers, including ourselves, will continue to benefit from these outsourcing trends.

Competition

      We compete on the basis of quality, reliability of service, price, efficiency, speed, and flexibility in tailoring services to client needs. We believe that our comprehensive, integrated services, deep expertise in technically-centric industries, ability to rapidly expand our capacity, and ability to tailor our services to our clients’ needs differentiate us from non-client competitors. We continuously explore new outsourced service opportunities, typically in circumstances where clients are experiencing inefficiencies in non-core areas of their businesses. We believe we can develop superior outsourced services for these clients by addressing such inefficiencies on a cost-effective basis.

      We believe that we compete primarily with in-house process management operations of our current and potential clients. Such in-house operations include customer care, technical support, supply chain management, Internet operations and e-commerce support. We also compete with a number of companies that provide similar services on an outsourced basis. In business process management services, we compete with technical support and customer care companies such as Convergys Corporation; Sitel Corporation; Sykes Enterprises, Incorporated; TeleTech Holdings, Inc.; and West Corporation. In supply chain management services, we compete directly or indirectly with fulfillment and processing companies such as Banta Corporation; Modus Media International, Inc.; and Zomax Incorporated.

Our Competitive Strengths

      We believe the following competitive strengths allow us to become an integral part of our clients’ business and contribute to our strong market position, and will enable us to continue to enhance our established presence as a leading provider of business process outsourced services:

•	Comprehensive, Integrated Outsourced Services. We have the expertise and resources to become the one source provider for a significant portion of our clients’ business process needs, including assembly, order processing, distribution, technical support and customer care. We strive to design our business process management and supply chain management services, along with their corresponding processes and systems, to provide a comprehensive package of services for our clients. We believe that our end-to-end business process outsourcing capabilities provide us with a significant advantage over competitors that outsource discrete functionalities on a per service basis.

•	Ability to Accommodate Specialized Requirements. We have developed specialized expertise to address the needs of clients in technically-oriented industries, such as telecommunications, which generally entail critical, complex and high-volume market support requirements. Each major client relationship is led by a dedicated team of business professionals with many years of experience in the industry in which they are involved, and our technical support employees receive in-depth training in the technical aspects of our clients’ products. This allows us to offer specialized services specifically targeted at our clients’ needs. Our supply chain management processes address fulfillment challenges across many industries involving high technology and high-value goods by rapidly integrating assembly, packaging, warehousing, distribution and tracking to accelerate our clients’ time to market and reduce their risk of product obsolescence.

•	Scalable, Flexible Business Model. Upon a determination that business demand will support the opening of a particular business process outsourced services facility, we are generally able to develop and launch the new facility into operational status in 90 days. We believe our ability to rapidly deploy a new facility significantly differentiates us from our competitors. Our ability to quickly expand capacity allows our clients to rely on us to manage sudden changes in demand for their products. Additionally, we have developed a standardized approach to supply chain management services enabling us to assemble and package various types of products and rapidly change the type of product assembled and packaged.

•	Cost-effective, High Quality Services. We enable clients to provide their customers with high-quality services that, for most of our clients, are at lower cost than they could achieve through in-house operations. We also believe we provide some of the highest quality outsourced services in the industry at prices that are extremely competitive with other providers of outsourced services. We strategically locate our facilities to take advantage of quality work forces at highly competitive wage rates and we place strong emphasis on the ongoing training and retraining of our employees to apply leading technology and customer care processes with the goal of maximizing customer satisfaction.

•	Technology-Enabled Service Delivery. We use various forms of technology and deploy them as a strategic part of our overall service delivery. We have combined commercially-available technology with our internally-developed business processes and systems to deliver a number of value-added functionalities, including advanced demand forecasting and scheduling capabilities for our clients. We believe our ability to deploy our technology effectively has enabled us to improve efficiency, serve as a transparent extension of our clients, receive telephone calls and data in various forms directly from our clients’ systems and report detailed information to clients on a daily basis concerning the status and results of our services and interactions with customers.

Our Growth Strategy

      We have achieved significant organic growth in our operations as measured by the number of our business process outsourcing facilities, customers, employees, revenue and net income. We expect that our service offerings, which we believe are among the leading types of services that companies may consider for outsourcing, combined with what we believe to be a trend towards businesses focusing on their core competencies, have positioned us well for future growth. The principal elements of our growth strategy are to:

•	Use Our Expertise in Complex Process Management to Address Untapped Opportunities. Through our experience serving clients in technically-oriented industries, we have developed specialized skills in outsourcing complex processes involving sophisticated customer interaction and highly efficient fulfillment processes. At present, we believe that our processing expertise in a number of services areas, including service order setup/provisioning, wireless number porting and receivables management, provide us with a substantial competitive advantage. We intend to apply our existing process management expertise, as well as expertise we develop in the future, to address new client opportunities. We believe that our process management expertise in numerous areas can be applied to situations where clients have not previously explored the potential advantages of an outsourced alternative.

•	Strengthen Strategic Partnerships and Long-Term Relationships with Existing Clients. We seek to develop long-term client relationships, primarily with large companies, and we believe that we will continue to sell additional business process outsourced services to our existing clients. Through the creation of our client services organization, we have been successful in identifying opportunities to provide additional services to some of our larger clients, and we intend to aggressively pursue these opportunities in the future. We invest significant resources to establish strategic partnership relationships and to understand each client’s processes, culture, decision parameters, and goals so as to develop and implement customized services. We believe this client-oriented, value-added, integrated approach to addressing our clients’ needs distinguishes us from our competitors and plays a key role in our ability to attract and retain clients on a long-term basis.

•	Further Strengthen Our Management Team with Key Hires. Since 2001, we have strengthened our senior and middle management ranks through the hiring or promotion of experienced personnel, including our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Information Officer and various business unit leaders. Our significant management recruiting efforts have allowed us to focus on establishing operational and service excellence while controlling costs. We pursued this proactive strategy to address the challenges arising from our organization’s robust growth in terms of financial scale, operating footprint and scope of services offered. We intend to continue to recruit for key positions in our organization, particularly in sales and marketing, so that we may further capitalize on the market position and competitive momentum we have developed to date.

•	Expand Our Client Base in New Vertical Markets. We are currently seeking to expand the industries to which we provide our wide spectrum of business process outsourced services by targeting select clients in the financial services and health care industries. We believe that clients in these industries could benefit from our expertise in developing and delivering integrated, cost-effective, outsourced services. We seek to develop a balanced revenue mix, principally by targeting Fortune 1000 companies in vertical markets characterized by high growth and sophisticated product offerings.

•	Maintain a Disciplined Approach to Expansion. We plan to grow our revenue organically through staged expansion of the services we provide to our existing or potential clients, or through rapid deployment of capacity to assist our clients in responding to demand for their products or services. For our staged expansion strategy, we seek to obtain new clients or provide new services to existing clients by providing highly competitive pricing. Once engaged to provide a service, we seek to deliver service quality that exceeds our clients’ value expectations, which should position us well to expand the scale and profitability of that project. For our capacity deployment strategy, we seek to maintain enough available capacity to meet our clients’ sudden surges in demand while maintaining high capacity utilization levels throughout our organization.

•	Explore International Opportunities. We will continue to explore international opportunities. We are evaluating international locations for potential new facilities in regions that offer labor cost advantages and technical, language and quality support capabilities meeting or exceeding our clients’ requirements. While we have historically operated in the United Kingdom and have recently continued our expansion in Canada, we are evaluating the addition of substantial capacity in other international locations, possibly India or the Philippines, with available technical support capacity sufficient to allow us to maintain our level of service quality, but with lower wage structures than those prevailing in the United States.

Business Process Outsourced Services

      Through our business process management and supply chain management services, we offer a wide spectrum of business process outsourcing platforms designed to provide cost-effective and efficient management services for non-core operations of our clients. We work closely with our clients to develop, refine and implement efficient and productive integrated outsourced services that link us with our clients and their customers.

      Business Process Management Services. Our business process management services include large service order setup for telecommunications companies, wireless telephone number porting, receivables management, wireless telephone activations, and high-end technical support and customer care services. Substantially all of our business process management services are initiated by our clients’ customers rather than by us.

      Our personnel are responsible for managing the installation and providing ongoing support services for large-scale telecommunications networks for client customers. This service includes the outsourced installation and ongoing support for telecommunications systems such as frame relay, asynchronous transfer mode, private line connections and voice networks. Service representatives manage relationships between our client and its customers on a transparent basis. Our services enable a client to provide telecommunications services to their customers more efficiently and cost effectively.

      We provide wireless number portability contact services to facilitate porting requests and to resolve related problems that escalate from the normal transfer system. As a result of mandates under the Federal Telecommunications Act of 1996, wireless carriers must provide wireless number portability, or the ability of consumers to keep their mobile phone numbers when changing service providers, to customers in the 100 largest metropolitan statistical areas in the United States. The wireless number portability requirement became effective on November 24, 2003. Our wireless number portability services, which include both automated and live agent interaction, facilitate pre-port validation, data collection, automatic processing of port-out/in requests, direct and automated interface with the service order activation platform, fallout management tool and port request tracking and archiving. By substantially reducing the need for capital expenditures relating to number porting, we free up capital for our clients to invest in front-end technology to support the wireless number portability process.

      Our receivables management service allows our clients to minimize the risk of non-payment by automatically transferring the calls made by delinquent customers to us, at which point we attempt to induce the customers to pay their bill in order to continue their wireless service. Customers may bring their bill current though credit or debit card payments, electronic checks and Western Union vouchers. This service allows us to help our clients reduce their days sales outstanding and writeoffs for bad debt.

      We also provide our wireless carrier clients with wireless number activation services. This allows mobile phone users to activate their services through us after entering into a service agreement with our carrier clients. The process can be completed automatically or through a live agent interaction.

      Our service representatives provide high-end technical support services by telephone, e-mail, facsimile and the Internet, 24 hours per day, seven days per week. Technical support inquiries are generally driven by a customer’s purchase of a product or service, or by a customer’s need for ongoing technical assistance. Customers of our clients dial a technical support number listed in their product or service manuals and, based on touch-tone responses, are automatically connected to an appropriate StarTek service representative specially trained in the use of the product with access to computerized knowledge databases. Each of our service representatives acts as a transparent extension of our client when resolving complaints, diagnosing and resolving product or service problems, or answering technical questions.

      Supply Chain Management Services. Our supply chain management services include packaging, fulfillment, marketing support and logistics services. The processes included in such services generally include development of product packaging based on our clients’ product specifications and distribution requirements. In addition, we provide product-related software programs for telephone, facsimile, e-mail and Internet interactions involving product order processing, fulfillment and technical support.

      This element of our business was historically dominated by the product assembly and packaging services we provided to Microsoft Corporation, which have declined in recent fiscal years and which we expect to continue to decline. However, we believe that other opportunities exist that will enable us to continue to offer supply chain management services as an integral part of our business process outsourced services. Specifically, mass retailers have developed particular specifications for product packaging that will allow them to efficiently receive goods into inventory and present them for merchandising. We intend to develop and present to such retailers customized kitting and palette setup services that will increase the efficiency of these labor intensive processes. We believe that if we are successful in selling these types of services, we could deliver them at high volumes, and in addition, could have opportunities to further diversify our client base through subsequent contacts with consumer products companies whose products we could process for mass retailers.

      When we are selected by a client to provide product assembly and packaging services, we qualify, select, certify and manage the sourcing and manufacturing of various products and related components. Such products and related components are then assembled and packaged at our facilities. We monitor supplier quality by visiting manufacturing facilities and use just-in-time production to minimize inventory in our warehouses. We believe that our strong, long-term relationships with multiple suppliers allow us to be flexible and responsive to our clients, while minimizing cost and dependency on any single supplier. In addition, our assembly lines have been designed with significant flexibility, enabling us to assemble and package various types of products and rapidly change the type of product assembled.

      We receive product orders via file transfer protocol, the Internet, electronic data interchange, facsimile, as well as through our product order telephone services and e-commerce support services. We ship and track products to distribution centers, individual stores and our clients’ customers directly.

Domain.com Operations

      In addition to our business process outsourced services, we own a portfolio of branded vertical market Internet web sites and currently manage or lease to third parties a number of those sites, including airlines.com, wedding.com, wholesale.com, electronics.com, doctors.com, and hospitals.com. While this business has not generated significant revenue for us in the past, we believe we can use the strategic relationships generated from our vertical market web sites to cross sell our business process outsourced services.

International Operations

      We provide business process management services on an international basis from the United Kingdom and Canada. Our facilities in the United Kingdom provide most of our business process outsourced service platforms for clients in Europe, including business process management services such as technical support in several languages, and supply chain management such as product order fulfillment. Our facilities in Canada provide business process management services, in particular technical support services, for clients in North America. International operations, in the aggregate, generated 24.1% of our revenue during the nine months ended September 30, 2003 and 19.3% during 2002.

Clients

      Our four largest customers, AT&T Wireless Services, Inc., Microsoft Corporation, T-Mobile, a subsidiary of Deutsche Telekom, and AT&T Corporation, account for a significant percentage of our revenue. In the first nine months of 2003, AT&T Wireless Services accounted for 37.0% of our revenue, Microsoft Corporation accounted for 24.5%, T-Mobile, 13.9%, and AT&T Corporation, 13.7%. In 2002, AT&T Wireless, Inc. accounted for 26.3% of our revenue, Microsoft Corporation accounted for 34.4%, T-Mobile, 12.2%, and AT&T Corporation, 13.3%. AT&T Wireless Services has announced that it has entered an agreement to be acquired by Cingular Wireless LLC. The term of our agreement with AT&T Wireless Services was recently extended to December 31, 2006 and is not subject to termination for convenience or without cause.

      The portion of our revenue generated by Microsoft Corporation has decreased because of changes in the way software is packaged and purchased and as a result of Microsoft Corporation decreasing the number of business process services vendors with which it deals, and we expect this trend to continue. See “Risk Factors” set forth herein for a discussion of the risks associated with our reliance on these primary client relationships.

Employees and Training

      Our success in recruiting, hiring, training, and retaining large numbers of full and part-time skilled employees, and obtaining large numbers of hourly and temporary employees during peak periods is critical to our ability to provide high quality outsourced services. To maintain good employee relations and to minimize turnover, we attempt to offer competitive pay and a range of employee benefits, and to provide employees with clear, visible career paths. To meet our service objectives, we also use temporary employees. As of September 30, 2003, we had approximately 5,021 full-time equivalent employees. The number of temporary employees we have at any time varies substantially due to fluctuations in our clients’ businesses. We believe the demographics surrounding our facilities, and our reputation, stability, and compensation plans should allow us to continue to attract and retain qualified employees. We consider our employee relations to be good. None of our employees belong to labor unions or are covered by collective bargaining agreements.

Facilities

      As of December 31, 2003 we owned or leased the following facilities, containing in aggregate approximately 1,273,000 square feet:

Properties	Year Opened	Square Feet	Leased or Owned

U.S. Facilities
Greeley, Colorado	1987	100,000	Company Owned
Aurora, Colorado	1995	138,000	Company Owned(a)
Greeley, Colorado	1998	35,000	Company Owned
Laramie, Wyoming	1998	22,000	Company Owned
Clarksville, Tennessee	1998	305,000	Company Owned(b)
Grand Junction, Colorado	1999	46,350	Leased
Greeley, Colorado	1999	88,000	Company Owned
Big Spring, Texas	1999	30,000	Leased
Enid, Oklahoma	2000	47,524	Company Owned
Grand Junction, Colorado	2000	54,500	Leased
Denver, Colorado	2000	13,800	Leased(c)
Decatur, Illinois	2003	37,500	Leased
Alexandria, Louisiana	2003	40,000	Leased(d)
International Facilities
Hartlepool, England(2)	1993	73,000	Leased(e)
Kingston, Ontario Canada	2001	49,000	Company Owned
Kingston, Ontario Canada	2001	20,000	Leased
Cornwall, Ontario Canada	2001	74,000	Leased
Regina, Saskatchewan Canada	2003	61,988	Leased
Sarnia, Ontario Canada	2003	37,000	Leased

      Substantially all of our facility space can be used to support several of our business process outsourced service platforms. We believe our existing facilities are adequate for our current operations, but continued capacity expansion could be required to support continued growth. We intend to maintain efficient levels of excess capacity to enable us to readily provide for needs of new clients and increasing needs of existing clients.

(a)	A portion of this facility is subleased to a third party, and we do not provide services from this facility.

(b)	Facility is held under a lease financing arrangement underlying Development Revenue Notes issued by the County of Montgomery, Tennessee. We have an option to purchase the facility at the end of the lease term in 2008.

(c)	Company headquarters, which houses only executive and administrative employees and does not provide services to clients.

(d)	Commenced operations in February 2004.

(e)	Single lease for two operating facilities.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: April 12, 2004	By: /s/ Eugene . McKenzie, Jr.
Eugene . McKenzie, Jr.
Executive Vice President, Chief Financial Officer, Secretary, and Treasurer